                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)       December 28, 2001


                                quepasa.com, inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


                                     Nevada
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-25565                                            86-0879433
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employee Identification No.)


7904 E. Chaparral Rd., Ste. A110, PMB 160
             Scottsdale, AZ                                    85250
------------------------------------------                  ----------
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (480) 949-3749


                         400 E. Van Buren, Fourth Floor
                             Phoenix, Arizona 85004
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On December 28, 2001, the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release announces that the Registrant will hold its annual shareholder meeting on February 11, 2002 at 10:00 a.m. (Nevada time). The meeting will be held at Glen Eagles, 3700 North Carson Street, Carson City, Nevada. Holders of record at the close of business on January 7, 2002 are entitled to vote at the annual meeting. At the meeting, shareholders will elect directors and vote on the previously announced merger with Great Western Land and Recreation, Inc. The Registrant previously announced a meeting date of January 31, 2002 and a record date of December 28, 2001. The change was made at the request of a group of the Registrant's shareholders that has informed the Registrant that it intends to solicit proxies for the meeting. This group commenced a legal action in Nevada on October 31, 2001 seeking to compel a separate shareholder meeting to elect directors prior to the shareholder meeting at which the Great Western merger would be voted upon. The Registrant and the plaintiffs have now stipulated that one meeting will be held.

     The press release also disclosed that on December 19, 2001 two of the plaintiffs in the Nevada action, Michael Silberman and Mark Kucher, commenced an action against the Registrant, each of its directors and their wives, its president and his wife and Great Western in the Superior Court for the State of Arizona in and for the County of Maricopa. This action alleges various breaches of fiduciary duty by the officers and directors of the Registrant, including (i) termination of the employment of the Registrant's founder and former chief technology officer, Jeffrey Peterson, (ii) failure to execute the Registrant's original business plan, (iii) payment of the Registrant's officers' salaries under their employment agreements, (iv) repricing of options held by Gary Trujillo, the Registrant's former chief executive officer, to $0.15 per share (no such repricing ever occurred), (v) payment of $700,000 to Gary Trujillo in connection with the termination of his employment agreement (approximately $1.2 million was payable under the employment agreement at the time of its termination), (vi) delaying the shareholder meeting for the election of directors, (vii) signing the Great Western merger agreement, (viii) approval of the items disclosed in the Registrant's preliminary proxy statement with respect to the Great Western merger under the caption "Proposal 2. The Merger--Interests of Certain Persons in the Merger," (ix) the $500,000 secured loan made to Great Western in connection with the execution of an amendment to the merger agreement that contained terms beneficial to the Registrant and (x) failure to maintain the registration of some of the Registrant's website domain names. The action seeks unspecified compensatory and punitive damages. The action also seeks to enjoin Great Western and Gary Trujillo from voting any shares of quepasa common stock acquired with the proceeds of a secured loan made to Great Western in connection with certain amendments to the merger agreement and from the payment made to Gary Trujillo in connection with the termination of his employment agreement. quepasa believes that the action is without merit and intends to vigorously defend the action.

ITEM 7. EXHIBITS.

     99.1 Press Release dated December 28, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  quepasa.com, inc.
                                        ----------------------------------------
                                                      (Registrant)

     Date: December 28, 2001            By: /s/ Robert J. Taylor
                                            ------------------------------------
                                            Robert J. Taylor
                                            President & Chief Financial Officer